UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

NEW YORK REIT LIQUIDATING LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36416	83-2426528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Liberty Square
Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 570-4750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Reference is made to the Current Report on Form 8-K filed by New York REIT Liquidating LLC (“NYRT” or the “Company”) with the Securities and Exchange Commission on September 23, 2025 (the “Prior Report”), which disclosed the Settlement Agreement dated as of September 17, 2025 and the Fourth Amended and Restated LLC Agreement of WWP Holdings, LLC (“WWP Holdings”).

This Current Report provides unitholders with an update on certain developments relating to NYRT’s indirect investment in One Worldwide Plaza, a 49-story office tower located at 825 Eighth Avenue, New York, New York (the “Property”), held through ARC NYWWPJV001, LLC (“ARC”), a subsidiary of NYRT, and WWP Holdings.

First Mortgage Loan Default

The $940,000,000 first mortgage loan (the “First Mortgage”) secured by the Property is currently in monetary default as of December 2025. The First Mortgage was securitized through Worldwide Plaza Trust 2017-WWP, Commercial Mortgage Pass-Through Certificates, Series 2017-WWP, for which Wilmington Trust, National Association acts as trustee (the “First Mortgage Lender” or “Trustee”).

Senior Mezzanine Loan Default and Acquisition by Extell Affiliate

The $190,000,000 senior mezzanine loan (the “Senior Mezzanine Loan”) is also currently in monetary default as of September 2024. On or about October 29, 2025, WWP Mezz Investment Company LLC (the “Senior Mezzanine Lender”), an affiliate of Extell Development Company, acquired the Senior Mezzanine Loan. On that same date, the Senior Mezzanine Lender declared a default under the Senior Mezzanine Loan and accelerated the amounts due thereunder.

Junior Mezzanine Loan Default

The $70,000,000 junior mezzanine loan (the “Junior Mezzanine Loan”) is also currently in monetary default.

UCC Foreclosure Proceedings

Subsequent to the acceleration of the Senior Mezzanine Loan, WWP Mezz, LLC, an affiliate of the borrower, commenced an action in the Supreme Court of the State of New York, County of New York, Commercial Division, captioned WWP Mezz, LLC v. WWP Mezz Investment Company LLC, Case No. 650135/2026, seeking a preliminary injunction to enjoin the Senior Mezzanine Lender from conducting a UCC foreclosure sale of the pledged collateral securing the Senior Mezzanine Loan. By Decision and Order dated January 27, 2026, the Honorable Andrea Masley, J.S.C., denied the motion for a preliminary injunction, finding that the plaintiff had failed to establish a likelihood of success on the merits that the proposed sale was commercially unreasonable under UCC § 9-610(b).

The UCC foreclosure sale has been postponed by the Senior Mezzanine Lender on several occasions. As of the date of this Current Report, no sale has been consummated.

Mortgage Foreclosure Action and Appointment of Receiver

The First Mortgage Lender has commenced a mortgage foreclosure action against the Property in the Supreme Court of the State of New York, County of New York, captioned Wilmington Trust, National Association v. WWP Office, LLC et al., Case No. 850068/2026 (the “Foreclosure Action”). On March 4, 2026, the court entered a Decision and Order appointing Matthew D. Mason of Hilco Global as temporary receiver of the Property (the “Receiver”).

Pursuant to a Stipulated Supplemental Receivership Order entered in the Foreclosure Action, effective as of July 1, 2026, the Receiver, with the consent of the First Mortgage Lender, replaced SL Green Management Corp. (the borrower’s prior management company) with Cushman & Wakefield as the property manager for the Property.

Status of Negotiations

As of the date hereof, there remains no resolution of the defaults among the First Mortgage Lender, the Senior Mezzanine Lender, and the borrower entities. NYRT is not a party to these negotiations. The negotiations are being conducted by SL Green Realty Corp. and RXR Realty LLC and their respective affiliates, in their capacities as members of WWP Holdings and the borrower entities.

NYRT’s Position

NYRT holds its interest in the Property indirectly through ARC, which holds a 49.9% interest in WWP Holdings. As previously disclosed in the Prior Report, NYRT has no obligation to fund additional capital in connection with the Property. NYRT continues to monitor the situation and will provide further updates as warranted.

Cautionary Note

This Current Report is being filed to provide unitholders with information regarding the current status of matters relating to the Property. The information contained herein is based on facts known to the Company as of the date hereof. This Current Report does not constitute an admission of liability by the Company or any of its affiliates with respect to any of the matters described herein. The outcome of the pending proceedings and negotiations described above cannot be predicted, and there can be no assurance as to the ultimate resolution of these matters or the impact, if any, on the Company’s financial condition or results of operations.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK REIT LIQUIDATING LLC

Date: July 28, 2026	By:	/s/ John A. Garilli
John A. Garilli Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)